EXHIBIT 10.1

May 5, 2011

Travelport, LP
Travelport Global Distribution System B.V.
300 Galleria Parkway, N.W.
Atlanta, GA 30339

Re:
Twelfth Amendment to Subscriber Services Agreement, dated as of July 23, 2007 (“Agreement”) between Travelport, LP, (f/k/a Travelport International, L.L.C., hereinafter “Travelport”), Travelport Global Distribution System B.V. (f/k/a Galileo Nederland B.V., hereinafter “TGDS” and, together with Travelport, collectively, “Galileo”) and Orbitz Worldwide, LLC (“Subscriber”)

Ladies and Gentlemen:

This letter constitutes a Twelfth Amendment (“Amendment”) to the Agreement referenced above. Capitalized terms used in this Amendment and not otherwise defined shall be used as defined in the Agreement.

Effective as March 1, 2011, (“Amendment Effective Date”), Galileo and Subscriber hereby agree as follows:

1.    Custom Terms and Conditions Revision. The Custom Terms and Conditions Attachment (Galileo Services) - North America to the Agreement is amended as set forth in Exhibit A.

2.    Custom Terms and Conditions Revision. The Custom Terms and Conditions Attachment (Worldspan Services) to the Agreement is amended as set forth in Exhibit B.

3.     General. This Amendment shall be binding upon and inure to the benefit of and be enforceable by the Parties hereto or their successors in interest, except as expressly provided in the Agreement. Each Party to this Amendment agrees that, other than as expressly set out in this Amendment, nothing in this Amendment is intended to alter the rights, duties and obligations of the Parties under the Agreement, which shall remain in full force and effect as amended hereby. In the event of a conflict between the terms and conditions of this Amendment and the terms and conditions of the Agreement, the terms and conditions of this Amendment shall govern. This Amendment may be executed by the Parties in separate counterparts and each counterpart shall be deemed to be an original, but all such counterparts together shall constitute one and the same instrument.

The Parties have caused this Amendment to be executed by the signatures of their respective authorized representatives.

Orbitz Worldwide, LLC	Travelport, LP By: Travelport Holdings LLC as General Partner
/s/ Stephen Praven	/s/ Scott Hyden
Name: Stephen Praven	Name: Scott Hayden
Title: VP, Business Development	Title: VP, Sales
Date: 5/26/11	Date: 5/25/11

Travelport Global Distribution System B.V.
/s/ Marco van Ieperen
Name: Marco van Ieperen
Title: Director
Date: 5/10/11